Exhibit 99.1

Liberty Broadband Corporation Prices Upsized Private Offering of $800 Million of 3.125% Exchangeable Senior Debentures due 2054

ENGLEWOOD, Colo. – (BUSINESS WIRE) – June 25, 2024 – Liberty Broadband Corporation (“Liberty Broadband”) (Nasdaq: LBRDA, LBRDK, LBRDP) announced today that it has priced and agreed to sell to initial purchasers in an upsized private offering $800 million aggregate original principal amount of its 3.125% exchangeable senior debentures due 2054 (the “Debentures”) exchangeable for Charter Communications, Inc. (“Charter”) Class A common stock. Liberty Broadband has also granted the initial purchasers an option to purchase additional Debentures in an aggregate original principal amount of up to $120 million.

Upon an exchange of Debentures, Liberty Broadband, at its option, may deliver shares of Charter Class A common stock or the value thereof in cash or any combination of shares of Charter Class A common stock and cash. Initially, 2.5442 shares of Charter Class A common stock are attributable to each $1,000 original principal amount of Debentures, representing an initial exchange price of approximately $393.05 for each share of Charter Class A common stock. A total of 2,035,360 shares of Charter Class A common stock are attributable to the Debentures (assuming the initial purchasers do not exercise their option to purchase additional Debentures). Interest will be payable quarterly on March 31, June 30, September 30 and December 31 of each year, commencing December 31, 2024. The Debentures may be redeemed by Liberty Broadband, in whole or in part, on or after December 15, 2028. Holders of Debentures also have the right to require Liberty Broadband to purchase their Debentures on December 15, 2028. The redemption and purchase price will generally equal 100% of the adjusted principal amount of the Debentures plus accrued and unpaid interest to the redemption date, plus any final period distribution.

The offering is expected to close on July 2, 2024, subject to the satisfaction of customary closing conditions.

Liberty Broadband intends to use the net proceeds of the offering to repay approximately $500 million of borrowings under the margin loan agreement of Liberty Broadband’s indirect, wholly-owned special purpose entity, repurchase a total of approximately $300 million in aggregate principal amount of Liberty Broadband’s 3.125% exchangeable senior debentures due 2053 pursuant to individually privately negotiated transactions and for general corporate purposes.

The offering of the Debentures has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Debentures are being offered by means of an offering memorandum solely to “Qualified Institutional Buyers” pursuant to, and as that term is defined in, Rule 144A of the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Debentures nor shall there be any sale of Debentures in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the offering of Debentures and the use of proceeds therefrom. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements generally can be identified by phrases such as “possible,” “potential,” “intends” or “expects” or other words or phrases of similar import or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, general market conditions. These forward-looking statements speak only as of the date of this press release, and Liberty Broadband expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Broadband’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Broadband, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, for risks and uncertainties related to Liberty Broadband which may affect the statements made in this press release.

About Liberty Broadband Corporation

Liberty Broadband Corporation (Nasdaq: LBRDA, LBRDK, LBRDP) operates and owns interests in a broad range of communications businesses. Liberty Broadband’s principal assets consist of its interest in Charter Communications and its subsidiary GCI. GCI is Alaska’s largest communications provider, providing data, wireless, video, voice and managed services to consumer and business customers throughout Alaska and nationwide. GCI has delivered services over the past 40 years to some of the most remote communities and in some of the most challenging conditions in North America.

Liberty Broadband Corporation
Shane Kleinstein, 720-875-5432

Source: Liberty Broadband Corporation